Exhibit 99.3

BOISE INC.

Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (the “Agreement”) is made as of March 16, 2009 (the “Award Date”), by and between Boise Inc. (“Boise”) and                                        (“Awardee” or “you”) pursuant to the Boise Inc. Incentive and Performance Plan (the “Plan”) and pursuant to the following terms:

1.                                       Terms and Conditions; Definitions.  This Award is subject to all the terms and conditions of the Plan.  All capitalized terms not defined in this Agreement shall have the meaning stated in the Plan.

2.                                       Award.  You are awarded                        restricted stock units (RSUs), at no cost to you, subject to the restrictions set forth in the Plan and this Agreement.  These RSUs are the “Award.”  This Award is contingent upon approval of an increase in the number of shares available under the Plan by Boise’s shareholders.  If the increase is not approved, the Award will be reduced pro rata based on the shares available under the Plan and you will be notified of the reduced amount of the Award.

3.                                       Vesting.  The Award is subject to time-based vesting restrictions, as follows.  Twenty percent (20%) of the Award shall vest on March 15, 2010; twenty percent (20%) of the Award shall vest on March 15, 2011; and sixty percent (60%) of the Award shall vest on March 15, 2012 (each date a “Vesting Date”), subject to the EBITDA Goal in Section 3.1.  Any RSUs not vested on or before March 15, 2012, shall be forfeited.

3.1                                 EBITDA Goal.  On or before March 15, 2010, the Compensation Committee shall determine whether the company achieved $100 million of EBITDA in the 2009 fiscal year.  If so, the performance goal shall be met, and RSUs shall vest based on the terms of this Agreement.  If not, all RSUs subject to this Award shall be forfeited on March 15, 2010.

3.2                                 Definition of EBITDA.  EBITDA means earnings before interest, taxes, and non-cash items such as depreciation, depletion and amortization, adjusted for non-cash long-term compensation, calculated by Boise based on publicly filed financial information.

4.                                       Termination of Employment.  If you terminate employment before March 15, 2012, RSUs not vested at the time of your Termination of Employment will be treated as follows:

4.1                               If your Termination of Employment is a result of your death or total and permanent disability, you will receive a pro rata portion of the RSUs remaining unvested at the time of your Termination of Employment, calculated based on days worked during the restriction period, as follows:

4.1.1                      60% of the Award times the number of days worked since the Award Date over 1096 (the number of days from the Award Date to the Vesting Date for this portion of the Award); plus

4.1.2                      If your Termination of Employment occurs prior to March 15, 2011, 20% of the Award times the number of days worked since the Award Date over 730 (the number of days from the Award Date to the Vesting Date for this portion of the Award); plus

4.1.3                      If your Termination of Employment occurs prior to March 15, 2010, 20% of the Award times the number of days worked since the Award Date over 365 (the number of days from the Award Date to the Vesting Date for this portion of the Award).

4.2                               If your Termination of Employment is a direct result of the sale or permanent closure of any facility or operating unit of Boise, or a bona fide curtailment, or a reduction in workforce, as determined by Boise in its sole discretion, and you execute a waiver/release in the form required by Boise, or if your Termination of Employment is a result of your retirement, and in either case the Termination of Employment constitutes a “separation from service” as defined pursuant to Internal Revenue Code Section 409A and the regulations thereunder, you will receive a portion of the unvested RSUs calculated according to Section 4.1.

For purposes of this Section 4.2, “retirement” means Termination of Employment at or after age 55 with at least 10 years of service, or Termination of Employment at or after age 65.

4.3                               If your Termination of Employment is a direct result of a strategic transaction (e.g., a reorganization, sale, divestiture, or spin-off) involving an organizational unit larger than a single location, as determined by Boise in its sole discretion, and you execute a waiver/release in the form required by Boise, and the Termination of Employment constitutes a “separation from service” as defined pursuant to Internal Revenue Code Section 409A and the regulations thereunder, you will receive a portion of the unvested RSUs calculated according to Section 4.1, subject to change by the Compensation Committee of Boise’s board of directors, in its sole discretion.

4.4                               If (i) you have a written severance agreement between you and Boise Paper Holdings, L.L.C. (or its successor under the terms of that agreement) specifying certain benefits upon a “Qualifying Termination” (as that term is used in the severance agreement), and (ii) your Termination of Employment occurs during the term of that severance agreement, and (iii) your Termination of Employment is not covered under either Section 4.2 or Section 4.3 above, but it is a “Qualifying Termination” under that severance agreement, and (iv) the Termination of Employment constitutes a “separation from service” as defined pursuant to Internal Revenue Code Section 409A and the regulations thereunder, you will receive a portion of the unvested RSUs calculated according to Section 4.1.

4.5                               Upon your voluntary or involuntary Termination of Employment for any other reason (including a Termination of Employment that is not a “separation from service” as defined pursuant to Internal Revenue Code Section 409A and the regulations thereunder), all RSUs not yet vested at the time of termination will be forfeited immediately following your Termination of Employment.

4.6                               Any RSUs you receive under Section 4.1, 4.2, 4.3, or 4.4 will vest and become payable as of the day after the date of your Termination of Employment.  Any unvested RSUs remaining will be forfeited immediately following your Termination of Employment.

4.6.1      Section 162(m) Covered Employees.  Notwithstanding the foregoing, if you are a “covered employee” under the terms of Internal Revenue Code Section 162(m) and the regulations thereunder for the tax year in which your Termination of Employment occurs, the following vesting provisions will apply.  Any RSUs you receive under Section 4.1 will vest and become payable as of the day after the date of your Termination of Employment.  Any unvested RSUs remaining will be forfeited immediately following your Termination of Employment.  Your receipt of any RSUs under Section 4.2, 4.3 or 4.4 will be subject to the satisfaction of the EBITDA Goal in Section 3.1.  Any RSUs you receive under Section 4.2, 4.3 or 4.4 will vest as of the later of the day after the date of your Termination of Employment or March 15, 2010, but only if the EBITDA Goal has been certified as met.  Any unvested RSUs remaining will be forfeited as of the later of the day after the date of your Termination of Employment or March 15, 2010.

5.                                       Change in Control.  Upon a Change in Control which occurs prior to March 15, 2012, and which also constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation,” or a “change in the ownership of a substantial portion of the assets of the corporation,” as those terms are defined pursuant to Section 409A of the Internal Revenue Code and the regulations thereunder, this Award shall vest and become payable as of the date of the Change in

Control, except to the extent that a Replacement Award is provided to the Awardee, as described in Section 22 of the Plan.

6.                                       No Transfer.  The RSUs awarded pursuant to this Agreement cannot be sold, assigned, pledged, hypothecated, transferred, or otherwise encumbered prior to vesting.  Any attempt to transfer your rights in the awarded RSUs prior to vesting will result in the immediate forfeiture of the awarded RSUs.

7.                                       Rights.  With respect to the awarded RSUs, you are not a shareholder and do not have any voting rights.  You shall not be entitled to receive any dividends, notional or otherwise, with respect to the RSUs during the restriction period.

8.                                       Payment.  Vested RSUs will be paid to you in whole shares of Boise common stock.  If the vesting calculation results in a fractional number of RSUs, the number of RSUs vesting at that time shall be rounded up to the next whole number.  No fractional shares shall be issued.

8.1                                 Time of Payment.  The designated payment date for purposes of Section 409A of the Internal Revenue Code and the regulations thereunder shall be the indicated Vesting Date for RSUs vesting pursuant to Section 3, and shall be the day after the date of Termination of Employment for RSUs vesting pursuant to Section 4 (or, for RSUs subject to the provisions of Section 4.6.1, March 15, 2010, if later).  Delivery of shares pursuant to this Agreement shall be made as soon as practicable following vesting and in any case by the later of December 31st of the calendar year in which such vesting occurs or the 15th day of the third calendar month following the designated payment date.

8.2                                 Delay for “Specified Employees.”  To the extent required to comply with Section 409A of the Internal Revenue Code and the regulations thereunder, if you are a “specified employee” (within the meaning of Internal Revenue Code Section 409A(a)(2)(B)), notwithstanding Section 8.1, you shall not receive any payment pursuant to Section 4 within 6 months after the date of your Termination of Employment, provided that if your Termination of Employment is due to death, this delay shall not apply.  Amounts otherwise payable within 6 months after the date of your Termination of Employment shall be paid on the date that is 6 months and 1 day after the date of your Termination of Employment, or, if such date is not a business day, the next business day following such date.  No interest shall accrue during the 6 month period.

You must sign this Agreement and return it to Boise’s Compensation Department on or before March 27, 2009, in order for the Award to be effective.  If this Agreement is not received by the Compensation Department on or before March 27, 2009, the Award will be forfeited.  Return your executed Agreement to:  Jeannine Sims, Compensation Department, Boise Paper Holdings, L.L.C., P.O. Box 990050, Boise, ID  83799-0050, or fax your signed form to 208-333-1846.

Boise Inc.	Awardee

By:
Name:
Title: